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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-112711-02) and related Prospectus of NCO Group, Inc. for the registration of 142,223 shares of its common stock and to the incorporation by reference therein of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of NCO Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


Philadelphia, PA                                 /s/ Ernst & Young LLP
April 30, 2004